UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017 (March 22, 2017)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

ArcBestSM (Nasdaq: ARCB) is providing the following update on the most recent information related to its first quarter 2017 financial results and business trends.  ArcBest’s operating segments include “Asset-Based” which represents ABF Freight System, Inc., “ArcBest” and “FleetNet”.   The ArcBest and FleetNet reportable segments, combined, represent our Asset-Light operations.

For the first quarter of 2017 through the end of February, compared to the same period last year, ArcBest’s financial metrics and business trends are as follows:

Asset-Based

•                  Daily billed revenue increased 4 percent.

•                  Total tonnage per day decreased approximately 1 percent with LTL tonnage up slightly.

•                  Shipment counts increased 6 percent.  Combined with the decrease in total tonnage, average weight per shipment decreased on a year-over-year basis.

•                  Total Rev/Cwt increased approximately 6 percent and was positively affected by changes in freight profile, account mix and higher fuel surcharges.

•                  On a historical basis, the average sequential change in ArcBest’s Asset-Based operating ratio in the first quarter, versus the fourth quarter, has been an increase in an approximate range of 350 to 400 basis points.

Asset-Light

•                  On a combined basis, revenue at ArcBest’s Asset-Light businesses increased approximately 3%.  This increase was positively impacted by acquisitions made late last year, partially offset by reductions in FleetNet’s February 2017 revenue versus the prior year due to changes in account mix.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	March 22, 2017	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary